                           OFFER TO PURCHASE FOR CASH

            UP TO 50,000,000 SHARES OF COMMON STOCK, PAR VALUE $.01

                                       OF
                              CENDANT CORPORATION

                  AT A PURCHASE PRICE NOT GREATER THAN $22.50
                         NOR LESS THAN $19.75 PER SHARE

                                       BY
                           CENDANT STOCK CORPORATION,
                          A WHOLLY OWNED SUBSIDIARY OF
                              CENDANT CORPORATION

--------------------------------------------------------------------------------
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
   MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JULY 15, 1999, UNLESS THE OFFER
   IS EXTENDED.
--------------------------------------------------------------------------------

                                                                   June 16, 1999

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated June 16, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") setting forth an offer by Cendant Stock Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Cendant Corporation, a Delaware Corporation ("Cendant"), to purchase up to 50,000,000 shares of Cendant common stock, par value $.01 per share, ("Shares"), at prices not greater than $22.50 nor less than $19.75 per Share, net to the seller in cash, without interest thereon, specified by tendering shareholders, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter to shareholders from Henry R. Silverman, Chairman, President and Chief Executive Officer of Cendant.

    Purchaser will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $22.50 nor less than $19.75 per Share) net to the seller in cash, without interest thereon (the "Purchase Price"), that it will pay for Shares validly tendered pursuant to the Offer and not properly withdrawn, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. Purchaser will select the lowest Purchase Price that will allow it to purchase 50,000,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $22.50 nor less than $19.75 per Share) validly tendered and not properly withdrawn pursuant to the Offer. Purchaser will purchase all Shares validly tendered prior to the Expiration Date (as defined in the Offer to Purchase) at prices at or below the Purchase Price and not properly withdrawn, upon the terms and subject to the conditions of the Offer, including the proration provisions described in the Offer to Purchase. All Shares acquired in the Offer will be acquired at the Purchase Price. Shares tendered at prices in excess of the Purchase Price, and Shares not purchased because of proration will be returned at Purchaser's expense to the shareholders who tendered such Shares. The Purchaser reserves the right, in its sole discretion, to purchase more than 50,000,000 Shares pursuant to the Offer. See Section 1 of the Offer to Purchase.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

    Your attention is invited to the following:

        1. You may tender Shares at prices (in multiples of $0.25), not greater than $22.50 nor less than $19.75 per Share, as indicated in the attached Instruction Form, net to you in cash, without interest thereon.

        2. The Offer is for up to 50,000,000 Shares, constituting approximately 7% of the total Shares outstanding as of June 11, 1999.

        3. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

        4. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, July 15, 1999, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

        5. As described in the Offer to Purchase, if more than 50,000,000 Shares (or such greater number of Shares as Purchaser may elect to purchase) have been validly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, Purchaser will purchase Shares in the following order of priority:

           (i) all Shares validly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date by any shareholder who owned beneficially, as of the close of business on June 15, 1999, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (including Shares reflecting interests in the Savings Plans (as defined in the Offer to Purchase)), who validly tenders all of such Shares (partial tenders will not qualify for this preference) and who completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and

           (ii) after purchase of all the foregoing Shares, all other Shares validly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date on a pro rata basis. See Section 1 of the Offer to Purchase for a discussion of proration.

        6. Tendering shareholders who hold Shares in their name and who tender directly to the Depository will not be obligated to pay any brokerage fees or commissions or solicitation fees on Purchaser's purchase of Shares in the Offer. Any stock transfer taxes applicable to the purchase of Shares by Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

        7. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

        8. If you owned beneficially, as of the close of business on June 15, 1999, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (including Shares reflecting interests in Savings Plans) and you instruct us to tender on your behalf all such Shares at or below the Purchase Price on your behalf all such Shares prior to the Expiration Date and check the box captioned "Odd Lots" in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other tendered Shares.

    EACH OF THE RESPECTIVE BOARDS OF DIRECTORS OF PURCHASER AND CENDANT HAS APPROVED THE OFFER. HOWEVER, SHAREHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. NONE OF PURCHASER, CENDANT, THEIR RESPECTIVE BOARDS OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO

WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. EXCEPT AS SET FORTH IN
SECTION 9 OF THE OFFER TO PURCHASE, PURCHASER AND CENDANT HAVE BEEN ADVISED THAT NONE OF THEIR RESPECTIVE DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

    If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

    YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If Purchaser becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, Purchaser will make a good faith effort to comply with such law. If, after such good faith effort, Purchaser cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed made on Purchaser's behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                INSTRUCTION FORM

                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
            UP TO 50,000,000 SHARES OF COMMON STOCK, PAR VALUE $.01
                                       OF
                              CENDANT CORPORATION

                  AT A PURCHASE PRICE NOT GREATER THAN $22.50
                         NOR LESS THAN $19.75 PER SHARE

                                       BY
                           CENDANT STOCK CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                              CENDANT CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 16, 1999, and the related Letter of Transmittal (which, together constitute the "Offer"), in connection with the Offer by Cendant Stock Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Cendant Corporation, a Delaware corporation ("Cendant"), to purchase up to 50,000,000 shares of Cendant common stock, par value $.01 per share ("Shares"), at prices not greater than $22.50 nor less than $19.75 per Share, net to the undersigned in cash, without interest thereon, specified by the undersigned, upon the terms and subject to the terms and conditions of the Offer.

    This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

                                SHARES TENDERED

    / / By checking this box, all Shares held by us for your account will be tendered. If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered by us.

                                 ______ Shares

    Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

    ----------------------------------------------------------------------------

                            PRICE (IN DOLLARS) PER SHARE
                         AT WHICH SHARES ARE BEING TENDERED
    ----------------------------------------------------------------------------

                IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
                A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED
                                   MUST BE USED.
    ----------------------------------------------------------------------------

                CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED,
             OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE BELOW),
                        THERE IS NO VALID TENDER OF SHARES.
    ----------------------------------------------------------------------------

   / / $19.75         / / $20.00         / / $20.25         / / $20.50
   / / $20.75         / / $21.00         / / $21.25         / / $21.50
   / / $21.75         / / $22.00         / / $22.25         / / $22.50

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered Shares at the Purchase Price determined by Purchaser in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered"). / /
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    ODD LOTS

/ /  BY CHECKING THIS BOX, THE UNDERSIGNED REPRESENT(S) THAT THE UNDERSIGNED
    OWNED BENEFICIALLY, AS OF THE CLOSE OF BUSINESS ON JUNE 15, 1999, AND CONTINUE(S) TO OWN BENEFICIALLY AS OF THE EXPIRATION DATE, AN AGGREGATE OF FEWER THAN 100 SHARES INCLUDING SHARES REFLECTING INTERESTS IN THE SAVINGS PLANS) AND IS TENDERING ALL OF SUCH SHARES.
--------------------------------------------------------------------------------

    THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                                                 SIGN HERE

Dated: --------------------------------, 1999   -------------------------------------------
                                                              (Signature(s))

                                                -------------------------------------------
                                                                   Name

                                                -------------------------------------------
                                                                  Address

                                                -------------------------------------------
                                                   Social Security or Taxpayer I.D. No.